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                                                                    EXHIBIT 1.01




                              TRAVELERS GROUP INC.
                      PREFERRED STOCK AND DEPOSITARY SHARES
                     UNDERWRITING AGREEMENT BASIC PROVISIONS

                                                       May 22, 1997

To the Representative or Representatives named in the Terms Agreement referred to below

         Travelers Group Inc., a Delaware corporation (the "Company"), may issue and sell from time to time series of its preferred stock, par value $1.00 per share (the "Preferred Stock"). Such series of Preferred Stock may have varying designations, denominations, dividend rates and payment dates, conversion, exchange, redemption or sinking fund provisions, liquidation preferences and selling prices. The Company may also sell from time to time depositary shares (the "Depositary Shares") each representing a stated fractional interest in a share of a series of Preferred Stock. The basic provisions set forth herein are intended to be incorporated by reference in a terms agreement of the type referred to in Section 1 hereof relating to the series of Preferred Stock, or the Depositary Shares, to be issued and sold by the Company pursuant thereto (the "Firm Securities") to the several underwriters named therein (the "Underwriters"). The Terms Agreement relating to the Firm Securities (the "Terms Agreement") may also provide for the Company to issue and sell to the Underwriters up to a specified additional number of shares of Preferred Stock of such series, or to sell to the Underwriters up to a specified additional number of such Depositary Shares (such additional shares of Preferred Stock or additional Depositary Shares, the "Additional Securities"), upon the terms and conditions set forth herein and in the Terms Agreement, if and to the extent the Underwriters determine to exercise their option to purchase such Additional Securities. The Terms Agreement may also authorize the Underwriters to solicit institutional investors to purchase Contract Securities (as defined below) pursuant to delayed delivery contracts ("Delayed Delivery Contracts"). The shares of Preferred Stock, or the Depositary Shares, to be issued and sold pursuant to the Terms Agreement (including the Firm Securities, the Additional Securities, if any, and the Contract Securities (as defined below), if any) are hereinafter referred to as the "Securities." The Terms Agreement, together with the provisions hereof incorporated therein by reference, is herein referred to as this "Agreement."

         Depositary Shares will be issued by the Depositary named in the Terms

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Agreement pursuant to a Deposit Agreement (the "Deposit Agreement") to be
entered into between the Company and the Depositary, on behalf of the holders from time to time of the Depositary Shares. The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the Deposit Agreement (the "Depositary Receipts"). The shares of Preferred Stock relating to the Depositary Shares are hereinafter referred to as the "Underlying Preferred Shares."

         If the Underwriters consist only of the firm or firms referred to in the Terms Agreement as Representative or Representatives, then the terms "Underwriters" and "Representatives," as used herein, shall each be deemed to refer to such firm or firms.

         1. TERMS AGREEMENT. The obligation of the Underwriters to purchase, and the Company to sell, the Securities is evidenced by the Terms Agreement delivered at the time the Company determines to sell the Securities. The Terms Agreement specifies the firm or firms which will be Underwriters, the number of shares of the Firm Securities to be purchased by each Underwriter, the number of shares of the Additional Securities, if any, the purchase price to be paid by the Underwriters for the Securities, the public offering price, if any, of the Securities, whether the Underwriters are authorized to solicit institutional investors to purchase Contract Securities pursuant to Delayed Delivery Contracts, certain terms thereof and the Underwriters' compensation therefor and any other terms of the Securities, including, but not limited to, designations, denominations, dividend rates and payment dates, conversion, exchange, redemption or sinking fund provisions and liquidation preferences. The Terms Agreement specifies any details of the terms of the offering that should be reflected in a post-effective amendment to the Registration Statement or the Prospectus Supplement (each as hereinafter defined).

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with each Underwriter that:

                (a) A registration statement on Form S-3 (File No. 333-27155), including a prospectus, relating to the Securities and the Underlying Preferred Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented from time to time prior to the date of this Agreement; any such amendment to the registration statement was so prepared and filed and any such amendment has become effective. A prospectus supplement (the "Prospectus Supplement"), including

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         a prospectus, relating to the Securities and the Underlying Preferred
         Shares has been so prepared and will be filed pursuant to Rule 424 under the Act. Copies of such registration statement and prospectus, any such amendment or supplement, the Prospectus Supplement and all documents incorporated by reference therein which were filed with the Commission on or prior to the date of the Terms Agreement have been delivered to you. Such registration statement and prospectus, as amended or supplemented to the date of the Terms Agreement and as supplemented by the Prospectus Supplement, are herein collectively referred to as the "Registration Statement" and the "Prospectus", respectively. Any references herein to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed with the Commission on or prior to the date of the Terms Agreement, and any reference to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing of any document with the Commission deemed to be incorporated by reference therein after the date of the Terms Agreement.

                (b) The registration statement, at the time it became effective, any post-effective amendment thereto, at the time it became effective, the Registration Statement and the Prospectus, as of the date of the Terms Agreement and at the Closing Date (as hereinafter defined), and any amendment or supplement thereto, conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations; and no such document included or will include an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through you, specifically for use in the preparation thereof.

                (c) The documents incorporated by reference in the Registration Statement or the Prospectus, when they became effective or were filed with the Commission, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), conformed, and any documents so filed and incorporated by reference after the date of the Terms Agreement will, when they are filed with the Commission, conform, in all material respects to the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.


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         3.     PURCHASE, SALE AND DELIVERY OF SECURITIES. If so authorized in the Terms Agreement, the Underwriters may solicit offers from investors of the types set forth in the Prospectus to purchase Securities from the Company pursuant to Delayed Delivery Contracts. Such contracts shall be substantially in the form of Exhibit I hereto but with such changes therein as the Company may approve. Securities to be purchased pursuant to Delayed Delivery Contracts are herein called "Contract Securities." When Delayed Delivery Contracts are authorized in the Terms Agreement, the Company will enter into a Delayed Delivery Contract in each case where a sale of Contract Securities arranged through you has been approved by the Company but, except as the Company may otherwise agree, such Delayed Delivery Contracts must be for at least the minimum number of shares of Contract Securities set forth in the Terms Agreement, and the aggregate number of shares of Contract Securities may not exceed the number set forth in the Terms Agreement. The Company will advise you not later than 10:00 A.M., New York City time, on the second full business day preceding the Closing Date (or at such later time as you may otherwise agree) of the sales of the Contract Securities which have been so approved. You and the other Underwriters will not have any responsibility in respect of the validity or performance of Delayed Delivery Contracts.

         The number of shares of the Firm Securities to be purchased by each Underwriter as set forth in the Terms Agreement shall be reduced by a number which shall bear the same proportion to the total number of shares of Contract Securities as the number of shares of Firm Securities set forth opposite the name of such Underwriter bears to the total number of shares of Firm Securities set forth in the Terms Agreement, except to the extent that you determine that such reduction shall be otherwise than in such proportion and so advise the Company; provided, however, that the total number of shares of Firm Securities to be purchased by all Underwriters shall be the total number of shares of Firm Securities set forth in the Terms Agreement less the aggregate number of shares of Contract Securities.

         Payment for the Firm Securities and any Additional Securities shall be made by wire transfer to such account or accounts specified by the Company of same-day funds on the date and at the time specified in the Terms Agreement (or at such other time not later than eight full business days thereafter as you and the Company determine), such time being herein referred to as the "Firm Closing Date" or the "Option Closing Date," as the case may be. (The Firm Closing Date and the Option Closing Date are hereinafter sometimes referred to as a "Closing Date.")

         Payment for any Firm Securities and Additional Securities that are in the form of Depositary Shares shall be made against delivery to you on the Firm Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the


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several Underwriters of Depositary Receipts (in either temporary or definitive form) evidencing such Firm Securities or Additional Securities, as the case may be, registered in the names and in such denominations as you shall request upon at least two business days' prior notice to the Company, with any transfer taxes payable in connection with the transfer thereof to the Underwriters duly paid.

         Certificates for any Firm Securities and Additional Securities that are in the form of shares of Preferred Stock shall be in definitive form and registered in the names and in such denominations as you shall request upon at least two business days' notice to the Company prior to the Firm Closing Date or the Option Closing Date, as the case may be. The certificates representing such Securities shall be delivered to you on such Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer thereof to the Underwriters duly paid, against payment of the purchase price therefor.

         The certificates representing the Securities will be made available for checking and packaging at the office at which they are to be delivered on the Firm Closing Date or the Option Closing Date, as the case may be (or such other office as may be specified for that purpose in the Terms Agreement), at least one business day prior to such Closing Date.

         The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

         It is understood that you, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder.

         The Company will pay to you on the Closing Date for the accounts of the Underwriters any fee, commission or other compensation specified in the Terms Agreement. Such payment will be made by wire transfer of same-day funds.

         4. COVENANTS. The Company covenants and agrees with each Underwriter that:

              (a) The Company will cause the Prospectus Supplement to be filed pursuant to Rule 424 under the Act and will notify you promptly of such filing. During the period in which a prospectus relating to the Securities is required to


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         be delivered under the Act, the Company will notify you promptly of the time when any amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; it will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; it will file no amendment or supplement to the Registration Statement or the Prospectus (other than any prospectus supplement relating to the offering of securities other than the Securities registered under the Registration Statement or any document required to be filed under the Exchange Act which upon filing is deemed to be incorporated by reference therein) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing; and it will furnish to you at or prior to the filing thereof a copy of any such prospectus supplement or any document which upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus.

              (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

              (c) Within the time during which a prospectus relating to the Securities is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Company will promptly notify you and will amend or supplement the Registration Statement or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect


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         such compliance.

              (d) The Company will use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate, to maintain such qualifications in effect so long as required for the distribution of the Securities and, if requested by the Underwriters, to arrange for the determination of the legality of the Securities for purchase by institutional investors, except that the Company shall not be required in connection therewith to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

              (e) The Company will furnish to the Underwriters copies of the Registration Statement and the Prospectus (including all documents incorporated by reference therein), and all amendments and supplements to the Registration Statement or the Prospectus which are filed with the Commission during the period in which a prospectus relating to the Securities is required to be delivered under the Act (including all documents filed with the Commission during such period which are deemed to be incorporated by reference therein), in each case in such quantities as you may from time to time reasonably request.

              (f) So long as any of the Securities are outstanding, the Company agrees to furnish to you, upon your request (i) as soon as available, copies of all reports to the Company's security holders generally and (ii) all reports and financial statements filed by or on behalf of the Company with the Commission or any national securities exchange.

              (g) The Company will make generally available to its security holders and to you as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 under the Act, which shall satisfy the provisions of Section 11(a) of the Act.

              (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Securities, all fees and expenses of the Company's counsel and accountants, and all costs and expenses incident to the


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         preparing, printing, filing and distributing of all documents relating to the offering, and will reimburse the Underwriters for any expenses (including fees and disbursements of counsel not exceeding the amount, if any, specified in the Terms Agreement) incurred by them in connection with the matters referred to in Section 4(d) hereof and the preparation of memoranda relating thereto, for any filing fee of the National Association of Securities Dealers, Inc. relating to the Securities, and for any fees charged by investment rating agencies for rating the Securities. If the sale of Securities provided for in this Agreement is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with the proposed purchase and sale of the Securities.

              (i) If so stated in the Terms Agreement, the Company will use its best efforts to cause an application for the listing of the Securities on the New York Stock Exchange or such other securities exchange specified in the Terms Agreement and for the registration of the Securities under the Exchange Act to become effective.

              (j) The Company will not, without your consent, offer or sell, or publicly announce its intention to offer or sell, any shares of Preferred Stock (except under prior contractual commitments) during the period beginning the date of the Terms Agreement and ending the business day following the earlier to occur of (i) the later of the Firm Closing Date or, if applicable, the Option Closing Date and (ii) the expiration of the period, if any, during which the Underwriters may exercise their option to purchase Additional Securities, if such option has not been exercised.

         5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Securities as provided therein shall be subject to the accuracy, as of the date of the Terms Agreement and the Firm Closing Date or the Option Closing Date, as the case may be (as if made at such Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

              (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have


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         been instituted or, to the knowledge of the Company or any
         Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

              (b) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters, including any Representatives, materially impairs the investment quality of the Securities; (ii) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act);
         (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters, including any Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

              (c) The Company shall have furnished you the opinion, dated the Closing Date, of the General Counsel of the Company or such other counsel to the Company as may be acceptable to you to the effect that:

                     (i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                     (ii) The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and the failure so to qualify would have a material adverse effect on the Company;

                     (iii) The authorized capital stock of the Company, the

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                Securities, the Underlying Preferred Shares, the Depositary
                Receipts and the Deposit Agreement conform in all material respects to the descriptions thereof in the Prospectus;

                     (iv) The shares of Preferred Stock constituting the Securities or the Underlying Preferred Shares, as the case may be, have been validly authorized and, when issued and delivered as contemplated hereby (and, in the case of any Contract Securities, as contemplated by the Delayed Delivery Contracts with respect thereto), will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights;

                      (v)      The deposit of the Underlying Preferred
                Shares by the Company in accordance with the Deposit Agreement has been duly authorized and, when the Depositary Receipts representing the Depositary Shares are issued and delivered as contemplated hereby (and, in the case of any Contract Securities, as contemplated by the Delayed Delivery Contracts with respect thereto), the Depositary Shares will be validly issued, fully paid and non-assessable and will not be subject to any preemptive or similar rights;

                      (vi) Assuming due authorization, execution and delivery of any Deposit Agreement by the Depositary, each Depositary Share represented by a Depositary Receipt issued thereunder will represent the interest described in the Prospectus in a validly issued, outstanding, fully paid and non-assessable Underlying Preferred Share; assuming due execution and delivery of the Depositary Receipts by the Depositary pursuant to the Deposit Agreement, the Depositary Receipts will entitle the holders thereof to the benefits provided therein and in the Deposit Agreement;

                      (vii)    The Deposit Agreement has been duly
                authorized, executed and delivered by the Company and is a valid and binding agreement of the Company;

                      (viii)   The Terms Agreement (including the
                provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company;

                      (ix) No consent, approval, authorization or order of any court or governmental agency, authority or body is required for the


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                consummation by the Company of the transactions contemplated herein, in any Delayed Delivery Contract, in the Certificate of Designation relating to the series of Preferred Stock constituting the Securities or to the Underlying Preferred Shares (the "Preferred Shares Certificate of Designation") or in the Deposit Agreement, except such as have been obtained under the Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the sale of the Securities;

                      (x)      The execution, delivery and performance
                of the Terms Agreement (including the provisions of this Agreement), any Delayed Delivery Contracts, the Preferred Shares Certificate of Designation and the Deposit Agreement and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any material subsidiary of the Company or any of their properties or any agreement or instrument known to such counsel to which the Company or any material subsidiary of the Company is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the charter or by-laws of the Company or any such subsidiary;

                      (xi) There are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to include any securities in the securities registered pursuant to the Registration Statement; and

                      (xii)    The Registration Statement has become
                effective under the Act and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been initiated or are pending or threatened under the Act, and such registration statement, as of its effective date, the Prospectus as of the date of the Terms Agreement and the Closing Date and any amendment or supplement thereto, as of its date and the Closing Date, comply as to form in all material respects with the requirements of the Act and the Exchange Act and the applicable Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other data of a financial or statistical nature); such counsel has no reason to believe that such


                                       11
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                registration statement, as of its effective date, or the
                Prospectus, as of the date of the Terms Agreement or the Closing Date, or any such amendment or supplement, as of its date and the Closing Date, contained any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as aforesaid); the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other data of a financial or statistical nature contained in the Registration Statement or the Prospectus.

                (d) You shall have received from your counsel, as specified in the Terms Agreement, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                (e) The Company shall have furnished to you a certificate, dated the Closing Date, of the Chairman of the Board, President or any Vice President and of the principal financial or accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and that:

                      (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                      (ii) no stop order suspending the effectiveness of the

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           Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, threatened;

                      (iii) the Registration Statement, including any supplements or amendments thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, including any supplements or amendments thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and since the effective date of the Registration Statement there has not occurred any event concerning which information is required to be contained in an amended or supplemented Prospectus concerning which such information is not contained therein; and

                      (iv) there have been no material adverse changes in the general affairs of the Company and its subsidiaries taken as a whole or in the financial position as shown by information contained in the Registration Statement and the Prospectus, other than changes disclosed in or contemplated by the Registration Statement and the Prospectus.

           (f) You shall have received on the Closing Date a letter from KPMG Peat Marwick LLP, dated the Closing Date, to the effect set forth in
      Exhibit II hereto, with respect to the Registration Statement and the Prospectus at the time of the Terms Agreement.

           (g) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

      6. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the registration statement when it became effective, or in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any underwriter through you, specifically for use in the preparation thereof; and provided further that the indemnification contained in this paragraph
      (a) with respect to any preliminary prospectus, the prospectus or any preliminary prospectus supplement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Securities by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the Rules and Regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such preliminary prospectus, prospectus or preliminary prospectus supplement was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending.

               (b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any part of the registration statement when it became effective, or in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter, through you, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnified party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

              (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or
      (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute shall be several in proportion to their respective underwriting obligations and not joint. Promptly after receipt by an indemnified party under this subsection
      (d) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this subsection (d), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in subsection (c) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this subsection (d).

            (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

      7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Securities.

      8. SUBSTITUTION OF UNDERWRITERS. (a) If any Underwriter or Underwriters shall fail to take up and pay for the number of shares of the Firm Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the number of such shares of the Firm Securities not purchased does not aggregate more than 10% of the total number of shares of the Firm Securities set forth in the Terms Agreement, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in the Terms Agreement, except as may otherwise be determined by you) the Securities which the withdrawing or defaulting Underwriters agreed but failed to purchase.

               (b) If any Underwriter or Underwriters shall fail to take up and pay for the number of shares of the Firm Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the number of such shares of the Firm Securities not purchased aggregates more than 10% of the total number of shares of Firm Securities set forth in the Terms Agreement hereto, and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not to exceed seven full business days, as you shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. In the event of any such termination, the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(h) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of shares of Securities agreed by such Underwriter to be purchased under this Agreement) be under any liability to the Company (except to the extent provided in Section 6 hereof). Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

      9. TERMINATION. You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Firm Closing Date or the Option Closing Date, as the case may be, if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform, in any material respect, any agreement on its part to be performed hereunder, or (ii) any other condition of the Underwriters' obligations is not fulfilled in all material respects. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(h) and Section 6 shall at all times be effective. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter.

      10. NOTICES. All notices or communications hereunder shall be in writing and, if sent to you, shall be mailed, delivered or telegraphed and confirmed to you at your address set forth for that purpose in the Terms Agreement, or, if sent to the Company shall be mailed, delivered or telegraphed and confirmed to the Company at 388 Greenwich Street, New York, New York 10013,
Attention: Treasurer. Notices to any Underwriter pursuant to Section 6 hereof shall be mailed, delivered or telegraphed and confirmed to such Underwriter's address furnished to the Company in writing for the purpose of communications hereunder. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

      11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Company and the Underwriters and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person shall have any right or obligation hereunder.

      In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and any action under this Agreement taken by you or by any one of you designated in the Terms Agreement will be binding upon all the Underwriters.

      12. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

      13. COUNTERPARTS. The Terms Agreement may be executed by one or more of you and the Company in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same Agreement.

                                                              EXHIBIT I

                              TRAVELERS GROUP INC.

                     [INSERT SPECIFIC TITLE OF SECURITIES*]

                            DELAYED DELIVERY CONTRACT

                                    [Insert date of initial public offering]*

TRAVELERS GROUP INC.
c/o*

Gentlemen:

         The undersigned hereby agrees to purchase from Travelers Group Inc. (hereinafter called the "Company"), and the Company agrees to sell to the undersigned, [if one delayed closing, insert--as of the date hereof, for
delivery on           , 19   ("Delivery Date")] shares of the Company's [title
of Securities] (the "Securities"), offered by the Company's Prospectus relating thereto, receipt of a copy of which is hereby acknowledged, at a purchase price of $........ per share, and on the further terms and conditions set forth in this contract.

         [If two or more delayed closings, insert the following:

         The undersigned will purchase from the Company, as of the date hereof, for delivery on the dates set forth below, the numbers of shares of Securities set forth below:

              DELIVERY DATE                      NUMBER OF SHARES
              -------------                      ----------------

         ...........................           ...........................

         ...........................           ...........................



---------------------
* To be completed when the Terms Agreement is executed by the parties thereto.

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

         Payment for the securities which the undersigned has agreed to purchase for delivery on [the] [each] Delivery Date shall be made to the Company or its order by wire transfer of same-day funds (or as otherwise specified in the Terms
Agreement) at the office of      at     .M.,       time, on such Delivery Date
upon delivery to the undersigned of the Securities to be purchased by the undersigned for delivery on such Delivery Date in [definitive] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than three full business days prior to such Delivery Date. If no designation is received, the Securities will be registered in the name of the undersigned and issued in the denomination equal to the number of shares of Securities to be purchased by the undersigned on such Delivery Date.

         The obligation of the undersigned to take delivery of, and make payment for, Securities on [the] [each] Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at such Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject, which investment the undersigned represents is not prohibited on the date hereof, and (2) the Company shall have delivered to the Underwriters the number of shares of the [Firm] Securities to be purchased by them pursuant to the Underwriting Agreement referred to in the Prospectus mentioned above and received payment therefor.

         Promptly after completion of the sale to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of this contract and any other similar contracts is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is mailed or delivered.

         This contract shall be governed by, and construed in accordance with, the laws of the State of New York.


                                                 Very truly yours,


                                                 -------------------
                                                (Name of Purchaser)


                                                 By_________________


                                                 --------------------
                                                 (Title of Signatory)


                                                 --------------------

                                                 --------------------
                                                 (Address of Purchaser)



Accepted as of the above date.

TRAVELERS GROUP INC.

By______________________
   (Title of Signatory)

                                                             EXHIBIT II

                            COMFORT LETTER PROVISIONS

            (i) They are independent public accountants with respect to the Company and its subsidiaries within the meaning of the Securities Act of 1933 and the regulations thereunder (the "Act and the Regulations"), and no information concerning their relationship with or interest in the Company is required by Item 10 of the Registration Statement.

            (ii) In their opinion, the audited financial statements and supporting schedule(s) examined by them and included or incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations with respect to registration statements on Form S-3 and the Securities Exchange Act of 1934, as amended, and the regulations thereunder (the "Exchange Act and the Exchange Act Regulations").

            (iii) They have: (i) performed specified procedures on the latest incomplete unaudited consolidated financial statements, including a reading thereof, (ii) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, "Interim Financial Information," or any successor thereto on the unaudited condensed consolidated financial statements included or incorporated by reference in the Registration Statement, (iii) read the minute books of the Company through a specified date not more than three business days prior to the date of such letter, inquired of officials of the Company responsible for financial and accounting matters and made such other inquiries and procedures as may be specified in such letter, and on the basis of such inquiries and procedures nothing came to their attention that caused them to believe that:

                       (A) the unaudited condensed consolidated financial statements, if any, included or incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations and the Exchange Act and Exchange Act Regulations or that any material modifications should be made to the unaudited condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles;

                       (B) at a specified date not more than three business days prior to the date of such letter, there was any change in common stock, any decrease in total stockholder's equity or any change in the short-term or long-term debt of the Company and its consolidated subsidiaries in each case as compared with amounts included in the most recent consolidated statement of financial position included or incorporated by reference in the Registration Statement, except in each case for changes, increases or decreases disclosed in such letter or in such Registration Statement; or

                       (C) for the period from the date of the most recent consolidated statement of income included or incorporated by reference in the Registration Statement to a specified date not more than three business days prior to the date of such letter, there was any decrease, as compared with the corresponding period in the preceding year, in total revenue, income before taxes and minority interest, or net income except in each case for increases or decreases disclosed in such letter or in such Registration Statement.

              (iv) In addition to the audit referred to in their report included or incorporated by reference in the Registration Statement and the Prospectus, they have carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.